Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Jushi Holdings Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Jushi Holdings Inc. (the “Company”) of our report dated March 31, 2026, relating to the consolidated financial statements of the Company, which report appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Macias Gini & O'Connell LLP
Irvine, California
August 28, 2026